UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2017

Finisar Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27999	94-3038428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders

As previously reported, in an advisory stockholder vote on the frequency of future advisory votes regarding the compensation of our named executive officers held at the annual meeting of stockholders of Finisar Corporation (the “Company”) on September 5, 2017, 70,038,363 shares of the Company’s common stock were voted in favor of annual votes, 199,378 shares in favor of votes every two years, 11,780,744 shares in favor of votes every three years and 754,139 shares abstained. There were 17,141,476 broker non-votes.

In light of the vote of the Company’s stockholders, the Company’s Board of Directors has determined to hold future advisory stockholder votes on the compensation of the Company’s named executive officers on an annual basis until the next required stockholder vote on the frequency of such votes is held or until the Board of Directors otherwise determines that a different frequency for such advisory stockholder votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Chris Brown
Chris Brown
Executive Vice President and Chief Counsel

Date:	October 17, 2017